                                                                     Exhibit 4.8



                              COOPERATION AGREEMENT
                                       ON
             THE INTERCONNECTION BETWEEN TELKOM'S FIXED NETWORK AND
                          INDOSAT'S LOCAL FIXED NETWORK
               AND THE SETTLEMENT OF THE INTERCONNECTION FINANCIAL
                             RIGHTS AND OBLIGATIONS

                       NUMBER: PKS.162/HK810/OPSAR-00/2002

                             NUMBER: 26/DNI/HK720/02

                                [LOGO OF TELKOM]

                                     BETWEEN

                   PT TELEKOMUNIKASI INDONESIA (PERSERO), TBK

                                       AND

                            PT INDOSAT (PERSERO), TBK

                              COOPERATION AGREEMENT

                                     BETWEEN

                   PT TELEKOMUNIKASI INDONESIA (PERSERO), TBK

                                       AND

                            PT INDOSAT (PERSERO), TBK

                                       ON

             THE INTERCONNECTION BETWEEN TELKOM'S FIXED NETWORK AND
                          INDOSAT'S LOCAL FIXED NETWORK
               AND THE SETTLEMENT OF THE INTERCONNECTION FINANCIAL
                             RIGHTS AND OBLIGATIONS

                       NUMBER: PKS.162/HK810/OPSAR-00/2002

                             NUMBER: 26/DNI/HK720/02

This Agreement is made in Jakarta on TUESDAY, the THIRD DAY of SEPTEMBER two thousand two, by and between:

I. PT TELEKOMUNIKASI INDONESIA (PERSERO), TBK, a company operating domestic telecommunications network and services, whose Articles of Association were published in the State Gazette of the Republic of Indonesia Number 5 of 17 January 1992, Supplement Number 210, as amended and published most recently in State Gazette of the Republic of Indonesia No. 45 of 4 May 2002, Supplement Number 5495, domiciled on Jalan Japati No. 1, Bandung 40133, in this legal action duly represented by KRISTIONO, its PRESIDENT DIRECTOR, hereinafter referred to as "TELKOM",

II. PT INDOSAT (PERSERO), TBK, established pursuant to the Deed of the Notary MS Tadjoedin No. 55 of 10 November 1967, as amended several times and most recently by the Deed of the Notary Poerbaningsih Adi Warsito, Sarjana Hukum No. 33 of 10 May 2001, domiciled on Jalan Medan Merdeka Barat No. 21, Jakarta 10110, in this legal action duly represented by WIDYA PURNAMA, its PRESIDENT DIRECTOR, hereinafter referred to as "INDOSAT".

In this Agreement, TELKOM and INDOSAT are individually referred to as the "Party", and collectively as the "Parties".

BACKGROUND:

a. Under the prevailing regulations, TELKOM and INDOSAT are the operators of telecommunication networks and services in Indonesia;

b. Pursuant to the Minister of Transportation's Letter Number PT.003/8/22 Phb-2002 of 25 July 2002 regarding the Confirmation of the Principle License For Provision of Telecommunication Networks, INDOSAT's Principle License for the Provision of Local Basic Telecommunication Services on the basis of Minister of Transportation and Telecommunications' Letter Number PT.003/6/2 Phb-2002 of 7 September 2000, that would be applicable as the Principle License for the Provision of Local Fixed Networks;

c. Pursuant to the Minister of Transportation's Letter Number PT.003/9/2 Phb-2002 of 1 August 2002 regarding Operational License For Provision Of Local Basic Telecommunications Services, INDOSAT has obtained an Operational License for the Provision of Local Fixed Network;

d. Pursuant to the Director General of Post and Telecommunications' Letter Number 822/DITTEL/IV/2002 of 26 April 2002 regarding the Numbers for Customers of Local Fixed Network, INDOSAT has obtained a license to use a range of numbers for Customers in providing its services;

e. Pursuant to paragraph 6 of the Minister of Transportation and Telecommunications' Letter Number PT.003/6/2 Phb-2000 of 7 September 2000, the Press Release of Coordinating Minister for Economy of 31 July 2002 and Minister of Transportation's letter No. PT.003/9/2 Phb-2002 of 1 August 2002, the compensation for early termination of the exclusive right for operating local basic telecommunications services shall be the obligation of the Government, which form and value shall be based upon valuation by an independent appraiser and shall have the prior approval of TELKOM's GMS;

f. In order to provide local fixed network and basic telephony services, INDOSAT has performed the Interconnection Test, the implementation of which is set forth in the Cooperation Agreement on the Interconnection Test for Local Fixed Networks of INDOSAT

                  Number: PKS.136/HK.840/NISJASTEL-00/2002

                  Number: 16/DNI/HK.720/02                      of 15 July 2002,

         and needs to cooperate with TELKOM to make an interconnection between TELKOM's Fixed Network and INDOSAT's Local Fixed Network.

NOW, THEREFORE, the Parties agree to enter into this Cooperation Agreement on Interconnection Between TELKOM's Fixed Network And INDOSAT's Local Fixed

Network and Settlement of Interconnection Financial Rights and Obligations, hereinafter referred to as the "Agreement", subject to terms and conditions as follows:

                                    CHAPTER I
                               GENERAL PROVISIONS

                                    ARTICLE 1
                                   DEFINITIONS

Unless the context requires otherwise, the Parties agree to define the following terms:

1. "SERVICE AREA" means a territory identified as one service unit in a numbering territory which is determined as a local coverage with the point of charging.

2. "INTERCONNECTION FEE" means the financial compensation for Interconnection services, which must be paid by the original network operator to the receiving network operator.

3. "MINUTES OF RECONCILIATION" means the minutes concerning the outcome of reconciliation used as the basis for the final settlement of Interconnection rights and obligations of the Parties in a certain period.

4. "MINUTES OF SETTLEMENT" means the minutes concerning settlement of data considered true and used as a basis for settlement of Interconnection rights and obligations of the Parties.

5. "MINUTES OF INTERIM SETTLEMENT" means the minutes concerning settlement of which the data is considered to be not yet true and is subject to further examination and used as a basis for the interim payment of Interconnection rights and obligations.

6. "TERMINATION FEE" means all the Interconnection Fees that shall be the responsibility of, and payable by, the original Network Operator for the transmission of the transit traffic terminated to operators other than the Parties to this agreement.

7. "BILL PERIOD CLOSURE" means the provision which states that traffic data which is unlikely to be settled in reconciliation will be closed and not be changed after the lapse of an agreed certain period.

8. "INTERCONNECTION BILLING" means the billing among the telecommunications network operators and used as a basis for the calculation of payment of Interconnection rights and obligations which is the outcome of the incoming call

         CDR rating that contains the number of calls, duration and the sum of money in Rupiah in a certain period.

9. "CALL SCENARIO" means any type of Interconnection Calls serviceable by the Exchange Gate, whether the type is a direct call or transit call.

10. "CDR" (Call Data Record) means the data record of Interconnection Calls from TELKOM's Fixed Network to INDOSAT's Local Fixed Network and vice versa necessary for the financial calculation of Interconnection.

11. "INTERCONNECTION DIMENSION" means the number/capacity of circuits/canals between TELKOM's Gate Exchange and INDOSAT's Gate Exchange used for the transmission of Interconnection calls traffic.

12. "DIRECTOR GENERAL" means the Director General whose scope of work and responsibility covers the telecommunications sector.

13. "DIVNET" (Network Division) means TELKOM's management unit of Long Distance Telecommunications Network covering the telecommunications network from the sides of the Secondary Toll Exchange to the Tertiary Toll Exchange.

14. "DIVRE" (Regional Division) means TELKOM's management unit of telecommunications services in the region covering the telecommunications network from the Border Terminal Box (KTB) to the Primary Toll Exchange.

15. "CORRECTION FACTOR" means a formula for the financial calculation of Interconnection which data cannot be obtained in full from the calls recording source or any other data sources.

16. "CONTROL FILES" means files containing the standard data parameter utilized as the true and valid reference data as the basic standard for the application of telecommunications services tariff.

17. "INTERCONNECTION" means the connection between TELKOM's Fixed Network and INDOSAT's Local Fixed Network.

18. "TELKOM'S LONG DISTANCE NETWORK" means a network among different area code controlled and/or managed by TELKOM for the provision of domestic long distance telecommunications services.

19. "TELECOMMUNICATIONS NETWORK" means a set of telecommunications devices and any part thereof used for the purpose of telecommunications.

20. "INDOSAT'S LOCAL FIXED NETWORK" means the Local Fixed Network used to provide INDOSAT's basic telephony services in accordance with the exclusive right of the Parties.

21. "TELECOMMUNICATION SERVICES" means telecommunications services that meet telecommunication needs by using the telecommunications network.

22. "INTERCONNECTION OBLIGATION" means the financial obligation payable by one Party to the other Party in connection with the Interconnection Calls.

23. "INTERCONNECTION LINK" means the link used for the purpose of the transmission of Interconnection traffic which connects TELKOM's Gate Exchange and INDOSAT's Gate Exchange.

24. "MINISTER" means the Minister whose scope of work and responsibility covers telecommunications sector.

25. "MSC" (Mobile Switching Center) means the Central Exchange of STBS services and functions as the STBS Exchange Gate which is a gate to the STBS network and which directly connects to TELKOM's exchange gate through the point of interconnection .

26. "NON PSTN" means one of, or a combination of, the provisions of local fixed network, long distance call fixed network and international call fixed network or any other networks, including basic telephony services, value added services and any other services provided through such networks without any switching.

27. "NPK" (Financial Calculation Memorandum) means the list made monthly setting forth the calculation of rights and obligations of each Party arising from the Interconnection Call.

28. "INTERCONNECTION CALL" means any type of telecommunications connected through the Point of Interconnection.

29. "CONSUMER" means any individual, legal entity, Government institutions, or any other entities, which utilize telecommunication services based upon a contract or agreement with the Telecommunication Services Operator.

30. "INTERCONNECTION SERVICES" means any services rendered by a network to another network which enables the transmission of telecommunications traffic from one network to another network.

31. "CUSTOMER" means any individual, legal entity, Government institution which utilizes telecommunications network and/or services, the utilization of which is not based upon a contract or agreement.

32.      "USER" means both Consumer and Customer.

33. "FINANCIAL CALCULATION OF INTERCONNECTION" means the calculation arising as a result of the Interconnection Call or the use of network, which shall be the right of one Party and the obligation of another Party.

34. "AGREEMENT" means the Cooperation Agreement on The Interconnection Between TELKOM's Fixed Network And INDOSAT's Local Fixed Network, Including The Settlement of The Interconnection Financial Rights and Obligations, as stated in this document, including any schedules and amendments.

35. "POC" (Point of Charging) means one of the local exchanges or a certain location selected to represent another exchange or location as a point where the call tariff is commenced, which is a coordinate point to determine the air distance of a category of the use of telecommunications services which shall be a basis to set the tariff.

36. "POI" (Point of Interconnection) means a point or physical location where Interconnection occurs, which borders part of one network from part of another network at the Interconnection in question. The Point Of Interconnection is also a border point of rights and obligations concerning the provision, management and maintenance of the network.

37. "POTI" (Point Of Termination for Interconnection) means the distribution frame of the physical location of the Point Of Interconnection.

38. "POTSI" (Point Of Terminating Signalling Interconnection) means the point of terminating signaling interconnection CCS#7.

39. "PSTN" (Public Switched Telephone Network) means one of, or a combination of, the provisions of local fixed network, long distance call fixed network and international call fixed network or any other networks, including basic telephony services and value added services provided through such networks.

40. "RATING" means the process of determining costs of the Interconnection Call based on the Interconnection tariff as set forth in the decree of the Minister and/or the Parties' agreement.

41. "RECONCILIATION" means the process of verification and examination of the settlement which is the renewal of the data of the Parties pursuant to call data or any other Interconnection data held in a certain period of time.

42. "RETAIL BILLING" means billing of the use of call traffic invoiced to the Consumer.

43. "ROUTING" means the process of determining and using a route based on a certain rule to transmit a message or to make a connection.

44. "GATE EXCHANGE" means any exchange owned by one Party in one network which is a gate to another network and directly connects to the network gate of another Party through the Point Of Interconnection.

45. "LOCAL EXCHANGE" means any exchange equipped with suitable facilities, capability and interface to serve the Consumer.

46. "SETTLEMENT" means the outcome of the process of exchanging the Interconnection billing and the acknowledgement of the Interconnection right in a certain monthly period and is an obligation to be performed by one Party to another Party.

47. "SGI" (International Gate Exchange) means the international telecommunications network gate exchange which is a gate to the telecommunications network of another countries and directly connects to the national telecommunications network exchange thorough the Point Of Interconnection.

48. "SPLIT ACCOUNT" means a separated account to save the collection of TELKOM's Long Distance Telecommunications Services receivables.

49. "BASIC TRAFFIC" means the traffic used to make a long-term plan, in which the figure shall be the average of the traffic charges within the busiest 30-days during one year.

50. "TELKOM'S WORKING UNIT" means DIVNET, DIVRE and any other relevant Working Unit.

                                    ARTICLE 2
                           STRUCTURE OF THE AGREEMENT

(1)      This Agreement consists of two parts, which are:

         a.       Articles of the Agreement.

         b.       All Schedules, including the List of Schedules.

(2) All Schedules listed in the List of Schedules shall constitute an integral part of this Agreement and shall have the same legal effect as the Articles of this Agreement.

(3) In the event of any inconsistency between the provisions of this Agreement, the following order shall prevail:

         a.       Articles of the Agreement.

         b.       Schedules.

                                    ARTICLE 3
                             SCOPE OF THE AGREEMENT

(1) TELKOM and INDOSAT agree to make the Interconnection between TELKOM's Fixed Network and INDOSAT's Local Fixed Network, so that:

         a. any User of TELKOM's Fixed Network may give or receive the Interconnection Call to or from any User of INDOSAT's Local Fixed Network.

         b. any Telecommunications Services provided by TELKOM and/or in cooperation with another operator may make the Interconnection Call to and receive the Interconnection Call from the User of INDOSAT's Local Fixed Network.

(2) This Agreement covers any cooperation in respect of the settlement of Interconnection financial rights and obligations between the Parties.

(3) This Agreement shall constitute a basis for the making of the Cooperation Agreement on Use of Facilities and Resources as well as the Operational Cooperation Agreement between TELKOM c/q any relevant Working Unit/ Division and INDOSAT.

                                    ARTICLE 4
                               GENERAL CONDITIONS

In carrying out this Agreement, TELKOM and INDOSAT shall comply with the prevailing regulations and their amendments, if any, including without limitation the following regulations:

a.       Law No. 36 of 1999 on Telecommunications.

b.       Government Regulation No. 52 of 2000 on the Operation of
         Telecommunications.

c. Decree of Minister of Transportation and Telecommunications Number KM.4 Year 2001 dated 16 January 2001 on the National Fundamental Technical Plan of 2000.

d. Decree of Minister of Transportation Number KM.20 of 2000 on the Operation of Telecommunications Network.

e. Decree of Minister of Transportation Number KM.21 of 2000 on the Operation of Telecommunications Services.

f.       Any other relevant regulations enacted by the Government.

                                   CHAPTER II
                           INTERCONNECTION COOPERATION

                                    ARTICLE 5
                              NETWORK CONFIGURATION

Configuration of INDOSAT's Local Fixed Network shall be as set forth in SCHEDULE I.

                                    ARTICLE 6
                             TECHNICAL REQUIREMENTS

Technical requirements for the Gate Exchange, POI, Signalling, Interconnection Link, Interface Junctor and so forth shall be determined in accordance with the applicable Fundamental Technical Plan and/or in accordance with the written agreement of the Parties.

                                    ARTICLE 7
                        TYPE AND POINT OF INTERCONNECTION

(1) The Point of Interconnection between TELKOM's Fixed Network and INDOSAT's Local Fixed Network shall be at TELKOM's POTI Gate Exchange for voice and TELKOM's POTSI STP for signal.

(2) INDOSAT's Local Fixed Network which is directly interconnected to TELKOM's Gate Exchange as referred to in paragraph (1) shall be INDOSAT's Gate Exchange.

(3) Technical configuration of the Point Of Interconnection as referred to in paragraphs (1) and (2) is set forth in Schedule II.

                                    ARTICLE 8
                              ROUTING REQUIREMENTS

(1) Implementation of the routing of the Parties shall be governed in accordance with the applicable Fundamental Technical Plan, the configuration of which is set forth in Schedule III.

(2) Routing of the Interconnection Call at TELKOM's Fixed Network shall be governed by, and the responsibility of, TELKOM.

(3) Routing of the Interconnection Call at INDOSAT's Local Fixed Network shall be governed by, and the responsibility of, INDOSAT.

(4) Routing of the Interconnection Call between the User of INDOSAT's Local Fixed Network and STBS of other operators may be made through TELKOM's Fixed Network.

(5) To the extent INDOSAT does not yet have the operational license for Long Distance Call Network and TELKOM's exclusive right for the provision of long distance call network and services is not yet terminated, the routing of all the long distance call from the User of INDOSAT's Local Fixed Network shall be made through TELKOM's long distance network.

(6) Routing of an International Call of the Consumer of INDOSAT's Local Fixed Network may be made through TELKOM's Fixed Network.

(7) The Parties agree not to terminate the traffic of non-PSTN to the network of another Party before the Parties have entered into a written agreement in respect thereof.

(8) Further provisions concerning routing, the overflow of traffic and its operational implementation shall be set forth in the Operational Cooperation Agreement between the relevant Working Units of TELKOM and INDOSAT.

                                    ARTICLE 9
                     REGULATION OF INTERCONNECTION DIMENSION

(1) The Interconnection dimension plan at the Point of Interconnection shall be calculated based upon the basic traffic for the period of the forthcoming three years and for each Interconnection route as set forth in the Operational Cooperation Agreement.

(2) Implementation of the Interconnection dimension plan as referred to in paragraph (1) shall be made quarterly or at the consent of the Parties by taking into account the need for telecommunications traffic and the rate of successful call with the Grade of Service of 1%.

(3) Amendment to the Interconnection dimension plan as referred to in paragraph (1) may be made annually or in any other period with the consent of the Parties.

(4) The Parties shall coordinate the preparation of the initial requirements for the interconnection link.

                                   ARTICLE 10
                      PROVISION OF INTERCONNECTION DEVICES

(1) Provision of Interconnection devices in the forms of junctor, Interconnection link and interface devices in accordance with the agreed Interconnection dimension, shall be the responsibility of INDOSAT when the implementation of the Interconnection begins.

(2) Provision of chambers and additional Interconnection devices relating to addition of the Interconnection dimension in accordance with the size of the Interconnection dimension at each side to the Point of Interconnection shall be the responsibility of each Party.

(3) The Parties shall procure the provision of Interconnection devices as referred to in paragraph (2) for the following three months.

(4) Any expenses arising as a result of the provision or addition of Interconnection resources shall be borne by each Party in accordance with its responsibility.

                                   ARTICLE 11
                                NUMBERING SYSTEM

(1) The numbering system used by the Parties shall be in compliance with the provisions set forth in the National Fundamental Technical Plan and its amendments.

(2) The access code and the numbering system used are set forth in principle in Schedule IV and will be set forth in detail in the Operational Cooperation Agreement.

(3) Each Party shall procure such circumstances aimed at achieving the conformity of the numbering system of the Parties.

                                   ARTICLE 12
                           CHARGING OF INTERCONNECTION

(1) The Interconnection charging system used by the Parties shall be in compliance with the provisions set forth in the National Fundamental Technical Plan, any other regulations concerning the Interconnection and/or the agreement of the Parties.

(2) The charging of the Interconnection used shall be based upon a reasonable cost calculation.

(3) Each Party shall procure such circumstances aimed at achieving the conformity of the charging system of the Parties.

(4) The Parties agree that the charging of the Interconnection shall be made on any successful Interconnection Call.

                                   ARTICLE 13
               TECHNICAL STANDARDS AND THE UTILIZATION OF SIGNALS

(1) The signaling system used by the Parties shall be in compliance with the provisions set forth in the National Fundamental Technical Plan.

(2) The signaling system used in principle is CCS-7 with R2 as an alternative for TELKOM's Gate Exchange not yet using CCS-7 as set forth in Schedule IV and will be set forth in detail in the Operational Cooperation Agreement.

(3) Each Party shall procure such circumstances aimed at achieving the conformity of the signaling system of the Parties.

(4) The use of the signaling system of one Party by another Party may be made based on the agreed costs.

                                   ARTICLE 14
                           INTERCONNECTION CAPABILITY

(1) In compliance with the provisions set forth in the National Fundamental Technical Plan, Interconnection between TELKOM's Fixed Network and INDOSAT's Local Fixed Network may provide types of the International Call as follows:

         a. End to end calls of INDOSAT's Local Fixed Network with TELKOM's Fixed Network.

         b. End to end calls of INDOSAT's Local Fixed Network with the User of transit STBS, STLR, BBT of TELKOM's Fixed Network.

(2) Interconnection may also provide services of any other call than those set forth in paragraph (1) to the extent technically and financially feasible.

(3) Types of the Interconnection Call (call scenario) as referred to in paragraph (1) shall be as set forth in Schedule VIII. Any other call scenario shall be further regulated in the Operational Cooperation Agreement (TELKOM cq DIVNET or DIVRE).

(4) Interconnection must be able to furnish the data of all types of the Interconnection Call as referred to in paragraph (3) to enable both TELKOM and INDOSAT to calculate Interconnection rights and obligations that must be received and paid by each Party.

                                   ARTICLE 15
                            OPERATION AND MAINTENANCE
                           OF INTERCONNECTION DEVICES

(1) Physical border responsibilities for operation and maintenance of Interconnection devices of each Party shall be POTI, where POTI shall be the full responsibility of TELKOM.

(2) Each Party shall, to the best of its ability, warrant and improve the quality of the Interconnection Call transmission by conducting operation and maintenance activities as best as possible by:

         a. providing information and data on the traffic measurement of the Interconnection Link between TELKOM's Gate Exchange and INDOSAT's Local Gate Exchange.

         b. determining a technical parameter for the Interconnection Link precisely and periodically in accordance with the agreed condition.

(3) The Parties agree to conduct a joint operation and maintenance in handling emergency disturbances and/or force majeure so that the Interconnection Call may always be transmitted, which is to be further regulated in the Operational Cooperation Agreement.

                                   ARTICLE 16
                         MODIFICATION OF SYSTEM/DEVICES

(1) In the event one Party makes an amendment or modification to its system or subsystem in such a way as to require the amendment or modification of the system or subsystem of the other Party, the amending Party shall notify the other Party in writing no later than four weeks before the amendment or modification is made.

(2) Further provisions as to the system and procedures for the modification of its system or subsystem as referred to in paragraph (1) and the decision as to which Party should bear any arising costs shall be set forth in an agreed agreement.

(3) Any costs for the amendment or modification of its system or subsystem arising as a result of any governmental regulations shall be the responsibility of each Party.

(4) Any Party planning to make an amendment to the numbering system, signaling system or POC shall notify such plan within three months before the date of the amendment and shall coordinate to ensure the smoothness of its implementation and to reduce any disturbance risks arising as a result thereof.

                                   ARTICLE 17
                         USE OF FACILITIES AND RESOURCES

(1) For the purpose of this Agreement, INDOSAT may use facilities and resources of TELKOM, and TELKOM may use facilities and resources of INDOSAT.

(2) Unless determined by the prevailing regulations as the responsibility of each Party, the use of facilities and/or resources of TELKOM by INDOSAT or vice versa as referred to in paragraph (1) shall be charged with a usage fee in accordance with the prevailing regulations or the agreement of the Parties in the case of the absence of such regulations.

(3) Types of facilities and resources of TELKOM which may be used by INDOSAT, and types of facilities and resources of INDOSAT which may be used by TELKOM shall be as set forth in Schedule V.

(4) Further terms and conditions concerning the use of facilities and resources shall be governed and agreed jointly in the Cooperation Agreement On Use Of Facilities And Resources between the relevant Working Units of TELKOM and INDOSAT.

                                   ARTICLE 18
                            INTERCONNECTION SERVICES

(1) The Parties agree that each Party shall give the right to its Customer to be able to use telecommunications services provided by the other Party, provided that there is an Operational License from the Government and a written agreement in respect of the provision of such services.

(2) Each Party shall, to the best of its ability, warrant and improve the quality of the Interconnection Call transmission by exchanging information and data concerning the measurement of the Interconnection traffic.

(3) The Parties agree to determine a technical parameter and network access services for the Interconnection Call precisely and periodically in accordance with the agreed condition.

(4) The Parties agree to provide Interconnection services for telecommunications services as set forth in Schedule VI.

(5)      In case types of telecommunications services referred to in paragraph
         (4) are new and not known yet by the public or the Customer, the Party providing such services shall socialize them to the public or Customer of the Parties.

                                   CHAPTER III
             CALCULATION AND FINANCIAL SETTLEMENT OF INTERCONNECTION

                                   ARTICLE 19
           CONDITIONS FOR THE FINANCIAL CALCULATION OF INTERCONNECTION

The Financial Calculation Of Interconnection is conducted based on the prevailing laws and regulations and the mutual consent of the Parties regarding the format of the Call Scenario, the parameter and the format of CDR, the Interconnection Tariff, the formula of the Correction Factor, the Rating parameter and the calculation formula.

                                   ARTICLE 20
                              CALL SCENARIO FORMAT

The format of the Call Scenario which is one of the basis for the Financial Calculation of Interconnection contains information, regarding, among other things, the description of the calls/services, access codes, the billings to the Customers, and the income calculations and Interconnection Fee as mentioned in the Schedule VII or its amendment as approved by the Parties.

                                   ARTICLE 21
                    PARAMETER AND FORMAT OF CALL DATA RECORD

(1) In order to ease the verification of the CDR, which is one of the basis for the calculation of the Financial Calculation Of Interconnection, the Parties agree to use only the CDR parameter that covers, but is not limited to, the following:

         a. Recording the delay time between the originating central and the destination interconnection central.

         b. Time synchronization is determined based on the operational consent, the accuracy of which is to be checked on a regular basis.

         c.       Service indicator code (features).

         d. Identification of Originating (A number) and Terminating (B number).

         e.       Identification of trunk group or Final Switch Identification.

         f.       Date of the calling.

         g.       Time of commencement and termination of the calling.

         h.       The duration of the calling.

(2)      The format of the parameter as mentioned in the paragraph (1) is as per
         Schedule IX.

(3) The parameter and the format that has not yet been determined, and in the event any of the Parties is unable to submit the parameter as mentioned in paragraph (1) of this Article, will be determined based on the mutual consent of the Parties and will be made in a minutes which will be signed by the Task Forces of TELKOM and INDOSAT.

                                   ARTICLE 22
                            CORRECTION FACTOR FORMULA

The financial calculation for an Interconnection Call, the data of which is incomplete is to be made based on the Factor Correction formula that must be approved by the Parties and will be made in the minutes which will be signed by each of TELKOM's and INDOSAT's Task Forces.

                                   ARTICLE 23
                                PARAMETER RATING

(1) In order to ease the verification of the Interconnection Billing, the Parties agreed to use the parameter that covers but is not limited to the following:

         a. Interconnection Tariff as mentioned in the Ministerial Decree and/or as approved by the Parties.

         b.       Correction Factor.

         c.       Rating Method that refers to start time.

         d.       Control File to charging point.

         e.       Time Band.

(2) The parameter and the format that has not yet been determined, and in the event that any of the Parties is unable to submit the parameter as mentioned in the paragraph (1) of this Article, will be determined based on the mutual consent of the Parties and will be made in the minutes which will be signed by the Task Forces of TELKOM and INDOSAT.

                                   ARTICLE 24
                               CALCULATION FORMULA

(1) The Parties agreed to calculate the Interconnection Fee using the following formula:

         a. The Interconnection Fee of a call is calculated based on the successful connection/call made by the actual duration between Customers.

         b. The amendment of the above paragraph (1) a will be made by way of a written arrangement made between the Parties.

(2) The calculation of the Interconnection Fee for the call as mentioned in the previous paragraph (1) a of this Article:

         a. For each call, the duration of the actual call is to be made using a second as a unit, and will not apply to any round up.

         b. The amount of the duration as mentioned in the above point a is to be divided by a factor of 60, then to be multiplied by the tariff for each minute, in accordance with the time differentiation and relevant zone.

         c. For any call that elapses after more than 1 (one) time differentiation, the calculation is to be made based on each of the time differentiation.

         d. In order to avoid rating differences due to the different time divisions in Indonesia as grouped into WIB, WITA and WIT, the Parties agree to use the incoming call data, the time of which is adjusted with the time applied to that of the originating call .

         e. In the event the calculation as mentioned in point b has a fraction, the round up would be as follows:

                  1) The fraction that equals or is more than Rp. 0,50 (fifty cents Rupiah) is to be round up into Rp. 1 (one Rupiah).

                  2) The fraction that is less than Rp. 0,50 (fifty cent Rupiah) shall be disregarded.

                                   ARTICLE 25
                     SOURCES OF INTERCONNECTION BILLING DATA

(1) The calculation of the Interconnection fee received by each Party shall be made based on the incoming traffic data of Interconnection Call recorded in the data record instrument located in each Party's Gate Exchange.

(2) The source of the incoming data, the right of which belongs to TELKOM, is to be taken from the CDR located in TELKOM's Gate Exchange, and the source of the incoming data, the right of which belongs to INDOSAT, is to be taken from the CDR located in INDOSAT's Local Gate Exchange.

(3) The source of the outgoing call data that gives rise to TELKOM's rights and obligations is to be taken from the CDR located in TELKOM's Gate Exchange, and the source of the outgoing call data that becomes INDOSAT's obligation is to be taken from the CDR located in the INDOSAT's Local Gate Exchange. The data of the outgoing call is only to be used as reference data in the framework of Interconnection data reconciliation.

(4) In the event a Party can not record the incoming call traffic data, the relevant Party may use the data recorded in the data recording instrument of the other Party, by paying the cost approved by the Parties, and to be made in the minutes signed by the Task Forces of TELKOM and INDOSAT, in accordance with the following conditions:

         a. The application of the incoming traffic data is to be made to the other Party at the latest at the fifth day of month n+1 for the traffic of the month n.

         b. The application for the usage of the data to the other Party shall be subject to a cost of Rp. 82 per record, in which the above measure may be changed subject to the consent of both Parties.

         c. The format of the Interconnection data is to be determined by the Party filing the application or in accordance with the Format of the data as mentioned in the Schedule XVII.

(5)      The calculation of the Interconnection Fee for toll free call (Service
         800), collect call through operator's desk, Direct Operator Domestic Call and other services based on IN (Intelligent Network) which are conducted by TELKOM, shall use the data recorded in TELKOM's data recording instrument, by observing the data recorded in INDOSAT's data recording instrument.

(6) The calculation of the Interconnection Fee for toll free call, collect call through operator's desk, Direct Operator Domestic Call and other services based on IN (Intelligent Network) which conducted by INDOSAT, shall use the shall use the data recorded in INDOSAT's data recording instrument, without neglecting the data recorded in TELKOM's data recording instrument.

(7) The data as mentioned in the above paragraph (4) of this Article shall be used as the basis to charge the customers, using the mechanism which will be separately regulated between the relevant division of TELKOM and INDOSAT.

                                   ARTICLE 26
                             INTERCONNECTION TARIFF

The Interconnection Tariff is to be determined based on the consent of both Parties, by observing the prevailing Government regulations, as mentioned in
Schedule VII, which will be reviewed every 3 (three) months.

                                   ARTICLE 27
          THE CALCULATION OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES

(1) The Interconnection Rights are to be calculated based on the accumulation of the Interconnection Traffic Call in one month.

(2) The calculation of Interconnection Rights and Obligations is conducted based on the type of Interconnection Call (Call Scenario) as explained in Schedule VIII.

(3) The rights of a Party using the facility and resources which become the obligation of the other Party, should be calculated based on the total and the duration of use in one month.

                                   ARTICLE 28
                         INTERCONNECTION BILLING PROCESS

(1) Interconnection Billing Process is conducted based on the type of call scenario as mentioned in Article 20 of this Agreement and the calculation formula as agreed upon in Article 24.

(2) A Party may observe the Interconnection Billing process of the other Party, in accordance with the agreed procedure.

(3) Interconnection Billing process and the collection of Interconnection Rights and Obligations is conducted bilaterally between TELKOM and INDOSAT.

                                   ARTICLE 29
                              FINANCIAL SETTLEMENT

(1) The procedure of financial settlement covers, among other things, the provision of Interconnection Call data, reconciliation, settlement, financial calculation, transfer, outstanding settlement, expenses of facility and resources use, restitution, Interconnection tax, late payment charges, penalty and other provisions.

(2) For the purpose of the calculation and settlement of Interconnection Rights and Obligations, each Party has to deliver the Interconnection billing data from the Interconnection Call traffic monthly and to perform the settlement.

(3) The reconciliation of financial calculation between TELKOM and INDOSAT and other Partner of Telecommunications Services is conducted within, at the latest, every 3 (three) month.

(4) Financial Calculation Memorandum (NPK) for a period of Interconnection Call and the transfer from one Party to another Party is conducted monthly.

                                   ARTICLE 30
                                   SETTLEMENT

(1) The Parties agree to use the incoming call data of each Party as the basis of the acknowledgment of the Interconnection rights.

(2) The Parties agree to swap the Interconnection Billing and to deliver the said data in Article 25 paragraph (1), at the latest, on the 15th day of each month for the call period of the previous month, with the provisions:

         a. Specifically for the swap of the Interconnection Billing data at the end of each quarter (N month), such swap is conducted at the latest on the 12th of N + 1, where the swapped data is considered as the last updated data and does not accommodate the possibility of any additional new volume from the amount that has been sent.

         b. In the event the collecting Party is not able to deliver the incoming data on the agreed date of swap in this Article, the said Party may acknowledge the Interconnection rights in accordance with the outgoing data of the collected Party by paying the compensation pursuant to the determined amount.

         c. Specifically for the traffic of n month and n + 1 month, the Interconnection billing swap may be conducted on the date agreed by the Parties if there is a written notification from the collecting Party regarding a delay in the Interconnection Billing process.

(3)      The acknowledgment of the right mentioned in paragraph (2) of this
         Article is to be used as the basis of the monthly financial settlement mentioned in the Settlement Form of incoming calls as set forth in
         Schedule X.

(4) Verification upon the accuracy of Financial Calculation Of Interconnection owned by each Party may be conducted upon the request of one Party to the other Party.

                                   ARTICLE 31
                                 RECONCILIATION

(1) In the event there is a discrepancy in the calculation of the Interconnection Billing between one Party and the other Party, then the Parties agree to conduct a Reconciliation at least once within a 3 (three) month period. In the performance, the incoming call and the outgoing call data is grouped per DIVRE per month.

(2)      Data Reconciliation is agreed to be as follows:

         a. If the difference of the duration and the Rupiah data is less or equal to 1% (one percent), then the data is considered as correct and the financial calculation settlement is conducted by using the incoming call data, and further is to be drawn in the Minutes of Settlement as set forth in Schedule XI, at the latest on the 18th day of n + 1 month.

         b. If the difference of the duration and the Rupiah data is more than 1% (one percent), then the settlement of the Financial Calculation Of Interconnection should use the incoming data call. Further, the Parties agree to draw the Minutes of Interim as set forth in Schedule XII at the latest on the 18th day of n + 1 month, with the total payment pursuant to the calculation as mentioned in Article 33 paragraph (2), and by further observing the cause of such data difference.

         c. The percentage amount of the data difference as mentioned in points a and b of this paragraph may be amended, pursuant to the agreement of the Parties which is drawn up in the Minutes signed by the Working Units of TELKOM and INDOSAT.

         d. For the purpose of the examination of the data difference, the Parties agree to deliver to each other, the revised data of the incoming and the outgoing calls and all the other data, if any, at once on the 20th day of each month for the call period of the previous month, except for n + 2 month.

         e. The examination of the call data difference is to be settled, at the latest, on the 10th day of n + 2 month and is to be conducted through the compare volume lane, where the Party submitting a claim is obligated to deliver the outgoing data in order to determine the claimed difference. For further examination, the said outgoing data should be disclosed as along with the incoming data it is to be compared with.

         f.       The mechanism of the Volume Compare performance is as follows:

                  1) Stage I: Compare Summary of Data per Area Code, per POC, per month, with the mechanism as explained in
                           Schedule XVI, which covers: Summary of Call, Summary of Duration, Summary of Operator Rights, Summary of Rupiah Air Time, and Summary of TELKOM Rights.

                           The Forms of Summary of Incoming Data Per Area Code and Summary of Incoming Data Per POC are as mentioned in Schedule XVII A and Schedule XVII B.

                  2) Stage II: Compare Detail of Data, with the mechanism as explained in Schedule XVIII, based on the agreed sample which covers details A Number, B Number, Duration, Date, Time, Zoning, Rupiah Air Time, Incoming Operator, and Incoming TELKOM.

         g. The amount of excess or deficit of payment pursuant to the result of the examination mentioned in point e of this paragraph is drawn up in the Minutes of Reconciliation as set forth in Schedule XIII.

         h. If the settlement on the existing data difference cannot be reached within 6 (six) months after the signing of the Minutes of Interim the Parties agree to use the last revised incoming data as the basis of the invoice.

(3) The percentage amount of the data difference as mentioned in points a and by of paragraph (2) of this Article may be amended from time to time upon the agreement of the Parties and drawn in the minutes signed by the Working Units of TELKOM and INDOSAT .

(4) The Parties agree that the Bill Period Closure is to be conducted on N Quarterly Reconciliation for the data of call of period Quarterly N - 2, by using the latest Minutes of Reconciliation.

                                   ARTICLE 32
                               QUALITY IMPROVEMENT
                   OF FINANCIAL CALCULATION OF INTERCONNECTION

(1) The Parties agree to improve the quality of the financial calculation of Interconnection to be more precise and efficient.

(2) The Parties agree to establish a cooperation to create an effective and efficient financial calculation system of Interconnection by, among other things, preventing process duplication.

(3) The Parties agree to provide information concerning amendment or modification of the financial calculation of Interconnection that may effect each other for the purpose of preventing any difference in the financial calculation of Interconnection.

                                   ARTICLE 33
                      PROCEDURES FOR COLLECTION AND PAYMENT
                         OF INTERCONNECTION OBLIGATIONS

(1) The collection and payment of Interconnection obligations shall be made by way of offsetting the rights pursuant to the Settlement of each Party (netting), and shall be equipped with the gross data of each Party for the purposes of administration and taxation.

(2) In case the disparity of the financial data of Interconnection of each Party exceeds a certain amount mutually agreed in the Minutes as referred to in Article 31 paragraph (2) points a and b, the financial obligation shall be settled as follows:

         Incoming + Outgoing = interim payment amount
         -------------------
                  2

(3) The Party receiving more disparity based upon the netting value as referred to in paragraph (1) of this Article shall make NPK as set forth in Schedule XIV, with the provisions as follows:

         a. Quarterly NPK (Schedule XIV B) for payment of financial obligation of month N (month n, n+1 & n+2) shall be made at the latest by the 20th day of month (N+1) based on the Minutes of the monthly Settlement as referred to in Article 31 paragraph (2) point a, or Interim Minutes as referred to in
                  Article 31 paragraph (2) point b, and Reconciliation Minutes as referred to in Article 31 paragraph (2) point g.

         b. Monthly NPK (Schedule XIV A), in case the payment of Interconnection rights and obligations may be made monthly, which initial implementation will be agreed to in a Side Letter, then the collection and payment of Interconnection obligations shall be made as follows:

                  1) monthly NPK for payment of the monthly financial obligation shall be made at the latest by the 20th day of month (n+1) based on Minutes of the monthly Settlement as referred to in Article 31 paragraph (2) point a, or Interim Minutes as referred to in Article 32 paragraph (2) point b.

                  2) Reconciliation NPK for payment of financial obligation of the outcome of reconciliation shall be made at the latest by the 15th day of month (n+2) based on Minutes of Reconciliation as referred to in
                           Article 31 paragraph (2) point g.

(4) NPK as referred to in paragraph (3) of this Article shall be used as a basis for the collection of rights or payment of Interconnection financial obligations, with the following mechanism and schedules:

         a. The delivery of NPK as referred to in paragraph (3) point a and its invoice, quarterly invoice for tax purpose, Tax Invoice and Evidence of Tax Payment shall be made at the latest by the 22nd of month N+1, and must have been received by the 25th day of month N+1.

         b. For monthly NPK as referred to in paragraph (3) point b of this Article, it shall be made as follows:

                  1) The delivery of NPK as referred to in paragraph (3) point b 1) and its invoice, monthly invoice for tax purpose, Tax Invoice and Evidence of Tax Payment shall be made at the latest by the 22nd of month (n+1), and must have been received by the 25th day of month (n+1).

                  2) The delivery of NPK as referred to in paragraph (3) point b 2) and its invoice, invoice for tax purpose, Tax Invoice and Evidence of Tax Payment shall be made at the latest by the 22nd of month (n+2), and must have been received by the 25th day of month (n+2).

         c. For tax purpose, INDOSAT shall give invoice + Tax Invoice + Evidence of Tax Payment for the incoming traffic of INDOSAT's Local Fixed Network to TELKOM cq. DIVRE, and for incoming traffic of TELKOM's Fixed Network the delivery of tax invoice shall be made between INDOSAT and TELKOM cq. DIVNET.

         d. For tax purpose, TELKOM cq. DIVRE shall give invoice + Tax Invoice + Evidence of Tax Payment for incoming traffic of INDOSAT's Local Fixed Network to INDOSAT.

(5)      Payment of financial obligation shall be made as follows:

         a. For NPK as referred to in point a paragraph (3) of this Article shall be made by the 10th day of month (N+2) at the latest for the call period of month (N), which is transferred to the bank account designated by each Party.

         b. For NPK as referred to in point b 1) paragraph (3) of this Article shall be made at the latest by the 10th day of month (n+2) for the call period of month (n), which is transferred to the bank account designated by each Party.

(6) Payment of the financial obligation of the outcome of reconciliation based on NPK as referred to in point b 2) paragraph (3) of this Article shall be made by the 10th day of month (n+3) at the latest for the call period of month (n), which is transferred to the bank account designated by each Party.

(7) Interim payment as referred to in paragraph (2) shall be compensated to the total payment which is the obligation of one Party to the other Party in accordance with the outcome of reconciliation, which implementation shall be made at the next payment period.

                                   ARTICLE 34
                                    SANCTIONS

(1) If the obligated Party has not yet paid its obligation when due as referred to in Article 33 paragraphs (5) and (6), the Parties agree to impose a penalty for any delay. The penalty is calculated per day in the amount of the average of interest rate of a one-month time deposit at state-owned banks, in relation to the Interconnection obligation that is not yet paid.

(2) If the obligated Party continues to fail to pay its obligation along with any late penalty as referred to in paragraph (1) of this Article, the Party having the Interconnection rights shall have the right to blockade any call from the obligated Party. The call blockade shall be made by reducing the Interconnection dimension of part of, or all, POI with the provisions as follows:

         a. A 25% reduction as of the 1st day of month (n+5).

         b. A 50% reduction as of the 1st day of month (n+6).

         c. A 60% reduction as of the 1st day of month (n+7).

(3) Before the blockade is made, the Party having the Interconnection rights shall first send a notice, by the 16th day of month (n+4) at the latest.

(4) If the obligated Party does not respond until the end of month (n+4), the dimension reduction shall be made in accordance with paragraph (2) of this Article.

(5) If the obligated Party responds in the form of an application for suspension of payment, and it does not make any payment until the end of month (n+5), the blockade shall be made with the amount of the Interconnection dimension reduction in accordance with paragraph (2) point b of this Article.

(6) Revocation of the blockade referred to in paragraph (2) of this Article may only be made after the obligated Party has already paid all the obligations and applicable penalties.

                                   CHAPTER IV
                    BILLING OF TELKOM'S DIRECT LONG DISTANCE
                  INTERCONNECTION SERVICE TO INDOSAT CUSTOMERS

                                   ARTICLE 35
                               RECEIPT OF INVOICE

(1) The Parties agree that the process of issuing receipts of the long distance call service billing and the collecting of TELKOM long distance telecommunication service used by INDOSAT Consumers may be conducted by INDOSAT, with the rate of Rp. 82 per outgoing call record and 1% of the actual invoiced amount.

(2) The processing of the billing data as mentioned in paragraph (1) is conducted as follows:

         a. TELKOM prepares and assigns the billing data to INDOSAT Billing Center in a way that the billed amount of the telecommunications service held by TELKOM and used by INDOSAT Consumer may be determined.

         b. The assignment of the billing data from TELKOM to INDOSAT should be drawn up in the Minutes of Assignment of Billing Data.

         c. The media and format of the data mentioned in point a above are agreed to be delivered in a way that the processing of the billing data into the receipt may be efficiently and effectively conducted.

         d. For the purpose of rechecking the accuracy of the billing data of TELKOM service, INDOSAT Billing Center shall deliver periodical information to TELKOM in relation to the amount of billing which has been processed into the receipt, and other information necessary in the event there is a discrepancy between the billing data processed into the receipt and the amount stated in the receipt.

         e. INDOSAT Billing Center should deliver to TELKOM the Recapitulation of the Billed Amount which, among other things, contains the numbers of the Consumers, Names and Addresses of the Consumers and the duration of the use of service held by TELKOM. Such information may be delivered via e-mail, post or through electronic access (on-line system).

(3) INDOSAT Billing Center should calculate and deliver the calculation of the billing data processing fee as mentioned in this Article to TELKOM in the form of NPK Schedule.

                                   ARTICLE 36
                           BILLING WITH SPLIT ACCOUNT

INDOSAT is willing to expand its billing performance through a Split Account that may reach all INDOSAT Regional Divisions, the performance of which shall be adjusted by considering INDOSAT's ability and billing efficiency.

                                   ARTICLE 37
                        DELIVERY OF RECEIPT TO CONSUMERS

(1) The bill for using the long distance telecommunications service which has been processed into the receipt, is delivered to the Consumer, whether through electronic ways or by physical transfer in accordance with the system and procedure applied by INDOSAT.

(2) Upon the delivery of the receipt mentioned in this Article, INDOSAT delivers the list of all the receipts of TELKOM telecommunications services that has already been paid by INDOSAT Consumers.

(3) In the event the collection to the Consumer is performed through a cooperation between INDOSAT and a Collecting Agent, TELKOM, in accordance with this Agreement, is granted the full right to accept the billing recapitulation of TELKOM telecommunications service, which payment has been accepted by the Collecting Agent.

(4) The implementation of the provision concerning the collection to the Consumer as regulated in this Agreement will be further detailed in a written agreement between TELKOM and each INDOSAT Regional Division.

                                   ARTICLE 38
                          ASSIGNMENT OF COLLECTED BILL

(1) In the event INDOSAT conducts direct billing to the Consumer or through the Collecting Agent without using the split account system, all the payment of the Consumer's billing is delivered to TELKOM through the Bank account as has been determined by TELKOM on every 20th day of the following billing month, after calculating and considering the Interconnection Fee, which, pursuant to this Agreement, becomes TELKOM's obligation.

(2) The calculation of the amount of money which has to be transferred to the Bank account as determined by TELKOM should be drawn in a Financial Calculation Memorandum of Consumer Billing (NPK Billing) as set forth in Schedule XX without the necessity to have a prior invoice letter from TELKOM.

(3) TELKOM is entitled to obtain the information concerning the calculation in the NPK Billing as mentioned in paragraph (2) of this Article.

(4) In the event INDOSAT conducts the billing through cooperation with the Collecting Agent and using the split account, TELKOM is directly entitled to accept the collection from the Collecting Agent.

(5) In the event there is a discrepancy between the billed amount according to the Recapitulation of the Acceptance of Billing Invoice Payment and the amount of billing according to the income recapitulation, the Parties agree to promptly conduct a reconciliation, the performance of which is handed over to the Working Unit of each Party.

                                   ARTICLE 39
                             TREATMENT TO CONSUMERS
                          WHO HAVE NOT SETTLED THE BILL

INDOSAT Consumers who do not settle the Billing Receipt of TELKOM
Telecommunications Service should be treated by INDOSAT in the same manner as it treats its Consumers who have an outstanding invoice over the services held by INDOSAT.

                                   ARTICLE 40
                           RECEIVABLES ADMINISTRATION

INDOSAT is obliged to make and deliver the list of Billing Invoices of TELKOM services that have not been paid by INDOSAT Consumers, along with the information of the treatment status against such Consumers, in the agreed form in both hard and soft copies.

                                   ARTICLE 41
                                  TAX AND DUTY

(1) All taxes and duties that may occur as the result of the payment of Interconnection Rights and Obligations should be the obligation and liability of each Party in accordance with the prevailing tax regulations.

(2) The Parties agree to assist each other so that the taxation treatment concerning income and Interconnection Fee may be adjusted in accordance with the prevailing tax regulations.

(3) With the connection to Value Added Tax (VAT/PPN) and Income Tax (PPh) imposed to the application of the Interconnection, the Parties agree that the calculation of the Interconnection VAT is made pursuant to the incoming traffic of each Party in accordance with the result of the Interconnection settlement.

(4) The Parties agree that the VAT and PPh should be paid after the settlement of the Interconnection Rights and Obligations and should be paid to the Tax Office, at the latest, on every 15th day of (n+2) month, while payment based on Reconciliation NPK should be paid on every 15th day of (n+3) month. The Tax Payment Letter (Surat Setoran Pajak/SSP) should be resent, at the latest, on every 25th day of (n+2) month, while for payment based on the Reconciliation NPK should be resent, at the latest, on every 25th day of (n+3) month. The mechanism of Interconnection VAT payment is conducted pursuant to the Settlement pattern and the Interconnection financial settlement as described in Schedules XV A, B, C, D and E.

(5) In the event there is any change in tax and duty regulations, the settlement of taxes and duties should be conducted with the consideration of the mentioned regulations.

                                    CHAPTER V
                                  MISCELLANEOUS

                                   ARTICLE 42
                                 CONFIDENTIALITY

The Parties agree that all the content of this Agreement, any information related to this Agreement and the implementation of this Agreement are confidential by nature and should not be forwarded to any third party without prior written consent of the Parties, including all the information delivered before the effective date of this Agreement, unless such is obligated by regulation or conducted for the implementation of this Agreement.

                                   ARTICLE 43
                                  FORCE MAJEURE

(1) Force Majeure is any condition which, although with the best action and effort, is unpredictable and cannot be overcome and is fully deemed as a risk and obligation of the Party experiencing such a condition, including but not limited to:

         a.       natural disaster, epidemic disease;

         b.       revolution, riot, war; and

         c.       fire, sabotage, public strike.

(2) The non application or the halted of the implementation of this Agreement, in part or in whole, is not considered as a breach against the content of this Agreement if such occurs as a result of a force majeure and is notified in writing to the other Party within 15 (fifteen) calendar days at the latest from the occurrence of the said force majeure.

(3) In the event of a force majeure that has been ongoing for over 6 (six) months, each Party is entitled to unilaterally terminate this Agreement by delivering a written notification to the other Party.

                                   ARTICLE 44
                               PERIOD OF AGREEMENT

(1) This Agreement prevails for a period of 3 (three) years from the date of signing, and may be reviewed and renewed upon written agreement of the Parties.

(2) In the event there is no Party who wishes to amend or terminate this Agreement, then this Agreement shall automatically be valid for the following 3 (three) year period.

(3) A unilaterally termination of the Agreement for the reasons, including, any breach of any provision of the Agreement or prevailing regulation, the Parties agree to waive the provisions of Article 1266 and Article 1267 of the Indonesian Civil Code and release the party of any rights, if any, occurring therefrom. The said unilateral termination of this Agreement by any of the Parties can be validly conducted by delivering a written notice, at the latest within 3 (three) months before the intended termination date of the Agreement, without having to obtain a Judge's Decision.

                                   ARTICLE 45
                                   AMENDMENTS

(1) Any amendment and or addendum of this Agreement and their Schedules should only prevail and bind the Parties and be an inseparable part of this Agreement if made in writing and signed by authorized representatives of each Party.

(2) In the event there is a change in the laws and regulations and/or the Parties acknowledge the obligation to amend a part or the whole of this Agreement, the Parties agree to discuss the matter to make the amendment with mutual consent.

(3) If in the future a Government Regulation/Minister Decision is issued that this Agreement should be adjusted/amended, then the Parties agree to make such adjustment in the form of an Amendment or a Side Letter to this Agreement.

                                   ARTICLE 46
                                   ASSIGNMENT

This Agreement prevails and binds the Parties signing it, their successors and those who receive benefit hereto. No Party will sell, transfer or assign this Agreement, in part or in whole, to any third party, unless with written consents from the Parties.

                                   ARTICLE 47
                                     RELEASE

(1) The failure of one of the Parties to perform one or more provisions of this Agreement will not affect the other Party's authority to enforce the said provisions.

(2) The lack of claim by one of the Parties against a breach of a provision of this Agreement that is conducted by the other Party, is not a release from implementing the said provision.

                                   ARTICLE 48
                                  SEVERABILITY

(1) If a part of this Agreement or a part of its Schedule, by any reason should no longer prevail or not be enforceable, then such provision should not cancel or affect the validity of the rest of the provisions.

(2) If the non-prevailing or unenforceable provision as mentioned in paragraph (1) arises, the Parties agree to revoke the said provision.

(3) The failure to reach an agreement to replace the said provision mentioned in paragraph (2) should not affect the rest of the provisions of the Agreement.

                                   ARTICLE 49
                              LIABILITY OVER FAULTS

(1) Each Party is liable for any negligence that directly causes damage to the other Party's equipment and leads to a loss suffered by the other Party.

(2) The liability in the form of indemnity over the negligence as mentioned in paragraph (1) is limited only to the damage of goods or equipments that will be replaced in full by the neglected Party.

(3) No condition/action will give rise to liability to the Parties for damage or indirect loss, whatever the nature is, including the loss or profit or business loss.

(4) The release of liability as mentioned in paragraph (1), (2) and (3) does not prevail if the damage or loss experienced by a Party occurs as the result of deliberateness of the other Party.

                                   ARTICLE 50
                              SETTLEMENT OF DISPUTE

(1) Any disputes that arise in relation to the content, interpretation or implementation of this Agreement, shall, to the best of the Parties' ability, be mutually settled by the Parties.

(2) If the settlement mentioned in paragraph (1) of this Article cannot be reached within 60 (sixty) days, the Parties agree to bring all the existing dispute to Badan Arbitrase Nasional Indonesia (BANI), to be settled at the first and final level pursuant to BANI regulation and procedure and Law No. 30 of 1999 concerning Arbitration and Alternatives of Dispute Settlement.

(3) As long as the dispute settlement is in process, the Parties are still obligated to perform all provisions of this Agreement.

                                   ARTICLE 51
                         CONSULTATION/COORDINATION FORUM

(1) The Parties agree to establish a Consultation/Coordination Forum which will periodically meet to settle various problems arising with relation to this Agreement, the members of which shall be the representatives of each Party.

(2) Any fee arising as the result of the establishment of the consultation/coordination forum, including meeting expenses, shall be a mutual obligation of the Parties.

                                   ARTICLE 52
                          REPRESENTATIVE OF THE PARTIES

For the implementation of this Agreement, TELKOM and INDOSAT agree to appoint the following representatives to function as a "Contact Person" for each Party:

TELKOM                     :        VP Tarif & Interkoneksi
Telephone & Fax Numbers    :        Telephone: 022-4528411
                                    Fax: 022-7200043
Address                    :        GKP Telkom, 8th Fl.
                                    Jl. Japati No.1, Bandung 40133

INDOSAT                    :        GM Hubisdagri
Telephone & Fax Numbers:            Telephone: 021-3869782
                                    Fax: 021-3810155
Address                    :        Jl. Medan Merdeka Barat 21, Jakarta 10110.

                                   CHAPTER VI
                               CLOSING PROVISIONS

                                   ARTICLE 53
                                  MISCELLANEOUS

(1) Matters which have not been sufficiently regulated in this Agreement shall be settled through negotiations between TELKOM and INDOSAT, the result of which shall be drawn in writing and become an inseparable part of this Agreement and therefore shall have the same legal enforcement as this Agreement.

(2) This Agreement is drawn up in 2 (two) original copies, each with the same contents, duly stamped and has the same legal power after signed and stamped with the Company seal of each Party.

IN WITNESS WHEREOF, this Agreement is drawn up with good intentions and to be enforced by the Parties.

         TELKOM                                         INDOSAT

         [signature]                                    [signature + stamp duty]

         KRISTIONO                                      WIDYA PURNAMA
         ------------------                             ------------------
         President Director                             President Director